Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Matthew Frost, the interim chief executive officer of On2 Technologies, Inc. (the “Company”), hereby certifies that, to his knowledge:

(i) the Annual Report on Form 10-K of the Company for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ MATTHEW FROST
Matthew Frost
Interim Chief Executive Officer
On2 Technologies, Inc.

March 12, 2009